UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 3, 2024

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Senior Secured Revolving Credit Facility

On December 3, 2024, Key Tronic Corporation (the "Company") entered into an asset-based credit agreement (the "Credit Agreement") among the Company, certain domestic subsidiaries (as co-borrowers or guarantors), BMO Bank, N.A (the "Bank"), as administrative agent and swing line lender, BMO Capital Markets as arranger and book runner, and certain financial institutions, as lenders. The Credit Agreement provides for an asset-based senior secured revolving credit facility (the "Credit Facility") of up to $115 million, maturing on December 3, 2029. As of December 4, 2024, approximately $75 million was outstanding under the Credit Facility.

Loans and letters of credit under the Credit Agreement are not permitted to exceed the lesser of (A) the Aggregate Commitments minus the Line Reserves (each as defined in the Credit Agreement), if any and (B) the Borrowing Base, which is determined by, among other things, specified levels of certain eligible accounts receivable and eligible inventory of the Company and certain of its subsidiaries, subject to certain reserve requirements, as further described in the Credit Agreement.

The payment and performance of the Company's and co-borrowers' obligations under the Credit Facility (as well as certain cash management and bank product obligations that may be owing to the Bank or its affiliates) are guaranteed by certain of the Company's domestic subsidiaries and are secured by first-priority security interests in a substantial portion of the Company's and co-borrowers' and guarantors' existing and future assets, including accounts receivable and inventory.

Generally, under the Credit Agreement and at the Company’s option: (i) each SOFR Loan shall bear interest at a rate per annum equal to Adjusted Term SOFR (Term SOFR plus 0.10%, subject to a floor of 0.00%) plus an applicable margin of 2.50% to 3.00%, depending on the availability of borrowing amounts under the Credit Agreement; and (ii) each Base Rate Loan, Swing Line Loan or other Obligation shall bear interest at a rate per annum equal to the Base Rate (subject to a floor of 1.00%) plus an applicable margin of 1.50% to 2.00%, depending on the availability of borrowing amounts under the Credit Agreement. As of December 4, 2024, the applicable margin was 2.75% for SOFR Loans and 1.75% for Base Rate Loans. If there is an event of default under the Credit Agreement, all loans and other obligations may bear interest at a rate of an additional 2.00% on the otherwise applicable interest rates. In addition to the applicable interest rates, the Company is required to pay a fee of 0.2% per annum on the unused portion of the Credit Facility, monthly in arrears.

The Credit Agreement contains customary representations and warranties, conditions to credit extension, affirmative covenants, negative covenants and events of default. The Credit Agreement also contains financial covenants, including a requirement for the Company to maintain a consolidated fixed charge coverage ratio of at least 1.00 to 1.00, measured monthly on a trailing 12-month pro-forma basis.

Senior Secured Term Loan Credit Agreement

On December 3, 2024, the Company also entered into a $28 million term loan (the "Term Loan") credit agreement among the Company, certain domestic subsidiaries (as co-borrowers or guarantors), Callodine Commercial Finance, LLC (“Callodine”), as administrative agent, and certain financial institutions, as term loan lenders. The Term Loan requires quarterly repayments of principal in the amount of $0.75 million. The remainder will be payable at maturity which is the earlier of December 3, 2029 or the maturity of the Credit Agreement described above. The Term Loan bears interest at Adjusted Term SOFR (Term SOFR plus 0.15%, subject to a floor of 3.50%) plus an applicable margin of 7.00%. If there is an event of default under the Term Loan, all loans and other obligations may bear interest at a rate of an additional 2.00% on the otherwise applicable interest rate.

The payment and performance of the Company's and co-borrowers' obligations under the Term Loan are guaranteed by certain of the Company's domestic subsidiaries.

The Term Loan contains customary representations and warranties, affirmative covenants, negative covenants and events of default. The Term Loan also contains financial covenants, including a requirement that the Company maintain a 12-month trailing Consolidated EBITDA (as defined in the Term Loan) above a specified amount that increases over the term of the Term Loan from $14.3 million to $25.8 million.

The Company may also elect to request incremental commitments under the Term Loan of at least $2 million, provided no default or event of default exists, subject to approval by the term loan lenders and a maximum of two such requests for an aggregate incremental commitment of up to $5 million.

Proceeds from the Credit Facility and the Term Loan were used to pay-off the Company's prior loan and security agreement, as amended, with Bank of America, N.A. (with the related credit facility, the "Prior Credit Facility"), and equipment term loan, and costs related to the Credit Agreement and the Term Loan, and may be used to pay-off certain other existing debt, to issue letters of credit, and for other business purposes, including working capital needs.

In connection with these agreements, the Company expects to write off approximately $0.9 million in unamortized financing fees associated with prior agreements.

The descriptions of the Credit Agreement and the Term Loan do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Credit Agreement and the Term Loan, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively to this Current Report and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Concurrently with the entry into the Credit Agreement and the Term Loan, the Prior Credit Agreement was terminated and the Company paid all outstanding principal, interest, fees and expenses and terminated all credit commitments outstanding thereunder (such payment and termination, the “Payoff”). In connection with the Payoff, all obligations of the Company and the guarantors under the Prior Credit Agreement and the other agreements related thereto were satisfied (other than applicable obligations that expressly survive the Payoff) and all security interests and guarantees executed in connection therewith were released.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated December 3, 2024 among the Company, BMO Bank, N.A. and certain other parties

10.2	Term Loan Credit Agreement, dated December 3, 2024 among the Company, Callodine Commercial Finance, LLC and certain other parties.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: December 5, 2024

	By:	/s/ Anthony G. Voorhees
Anthony G. Voorhees, Executive Vice President of Administration, CFO and Treasurer
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